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                                                                    EXHIBIT 21.1

                         Subsidiaries of the Registrant


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
     Legal
     Name                             D.B.A.                   Jurisdiction
----------------------        --------------------          ------------------
 Restor-AIT, INC.             AIT, American & International Deleware
                               Telephone

 Westec Communications, Inc.          -                     Delaware

 Sunrise Sierra, Inc.         Comtech-Sunrise, Inc.         Delaware

 CIS Acquisition Corp.        CIS, Cellular Infrastructure  Delaware
                               Supply, Inc.
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